Release: Immediate May 18, 2017
CP reviewing details of Transportation Modernization Act, supports amendments that improve supply chain
Calgary, AB – Canadian Pacific (TSX: CP) (NYSE: CP) continues to review the Transportation Modernization Act, or Bill C49, however the company believes the proposed legislation reduces uncertainty and is cautiously optimistic that it will lead to future development of the Canadian transportation system.

“Like any piece of legislation, there are pieces that resonate with certain groups and other pieces that do not,” said CP’s President and Chief Executive Officer Keith Creel. “We continue to review the details and will consult with Transport Canada officials and other key stakeholders.”

Of note, the Act mandates the installation and proactive usage of Locomotive Voice and Video Recorders, replaces temporary extended interswitching with long-haul interswitching (LHI), clarifies language around “adequate and suitable” service and retains the Maximum Revenue Entitlement (MRE) regime, with minor modifications.

“The proposed changes to the Maximum Revenue Entitlement should promote hopper car investments and that is good for the farmer, good for CP and for all Canadian exporters,” Creel said. “The details on LHI need further review, however a move to commercial, market-based fundamentals versus the current regulated approach to extended interswitching is a step in the right direction. However potential access to the Canadian network by U.S. based railroads via LHI without reciprocity is not good public policy as it could create an uneven playing field and disadvantage Canadian railways vis-a-vis those in the U.S., with a negative impact on jobs and investment.”

In terms of service, CP believes the proposed legislation to be balanced and focused on what service level is reasonable given the specific facts and circumstances.

“We are committed to providing service that meets the needs of the supply chain, from the farm all the way to the port – that remains unchanged,” Creel said.

Canadian railways are already recognized as providing some of the best and lowest-cost railway shipping in the world. The amendments, if they are to be considered successful over the long-term, must be seen as improving the existing regulatory framework and enhancing the supply chain in a way that is sustainable. The supply chain needs to remain responsive to the realities of North American transportation market forces.

“While it is too early to tell if there will be unintended consequences from elements such as long-haul interswitching and service requirements, overall, from a net-net perspective, we believe the proposed legislation to be balanced,” Creel said. “We are supportive of anything that facilitates railway investment in the supply chain to enable additional capacity and efficiency.”

CP continues to review the full details of the Transportation Modernization Act.
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About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.
Contacts:
Media
Martin Cej
403-319-7298
Martin_Cej@cpr.ca
Investor Relations
Maeghan Albiston
403-319-3591
investor@cpr.ca